                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant / /
      Filed by a Party other than the Registrant / /
      Check the appropriate box:
      / /        Preliminary Proxy Statement
                 Confidential, for Use of the Commission Only (as
                 permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c)
                 or Section 240.14a-12

                             AMC ENTERTAINMENT INC.
         -------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

         -------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act
           Rules 14a-6(i)(1) and 0-11.
           1)   Title of each class of securities to which
                transaction applies:
                -----------------------------------------------------
           2)   Aggregate number of securities to which transaction
                applies:
                -----------------------------------------------------
           3)   Per unit price or other underlying value of
                transaction computed pursuant to Exchange Act Rule
                0-11 (set forth the amount on which the filing fee is
                calculated and state how it was determined):
                -----------------------------------------------------
           4)   Proposed maximum aggregate value of transaction:
                -----------------------------------------------------
           5)   Total fee paid:
                -----------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for
           which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the
           Form or Schedule and the date of its filing.
           1)   Amount Previously Paid:
                -----------------------------------------------------
           2)   Form, Schedule or Registration Statement No.:
                -----------------------------------------------------
           3)   Filing Party:
                -----------------------------------------------------
           4)   Date Filed:
                -----------------------------------------------------

                                     [LOGO]

                             AMC ENTERTAINMENT INC.
                              106 West 14th Street
                          Kansas City, Missouri 64105

                                November 9, 2000

TO THE STOCKHOLDERS OF
AMC ENTERTAINMENT INC.:

    The Annual Meeting of Stockholders of AMC Entertainment Inc. will be held at the Town Center 20 Theatres, 11701 Nall, Leawood, Kansas. The meeting will be held on November 30, 2000 at 11:00 a.m. local time and will be followed by an informal lunch and a movie. The Board of Directors cordially invites you to attend.

    I hope you will attend the meeting in person, but whether or not you expect to attend, please sign, date and return the enclosed proxy card now, so that your shares will be represented at the meeting. You may also vote via the Internet as indicated on the proxy card instructions. If you do attend the meeting, you will be entitled to vote in person.

                                             Very truly yours,

                                             [SIGNATURE]

                                             Peter C. Brown
                                             Chairman of the Board

                                     [LOGO]
                             AMC ENTERTAINMENT INC.
                              106 West 14th Street
                          Kansas City, Missouri 64105
                            ------------------------
                    Notice of Annual Meeting of Stockholders
                          To Be Held November 30, 2000
                            ------------------------

TO THE STOCKHOLDERS OF AMC ENTERTAINMENT INC.:

    The Annual Meeting of Stockholders of AMC Entertainment Inc. (the "Company") will be held at the Town Center 20 Theatres, 11701 Nall, Leawood, Kansas. The meeting will be held on Thursday, November 30, 2000 at 11:00 a.m. local time for the following purposes:

    1.  To elect a Board of Directors for the upcoming year;

    2. To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending March 29, 2001; and

    3.  To transact such other business as may properly come before the meeting.

    The close of business on November 3, 2000 has been designated as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournments thereof. A list of such stockholders will be available for review in the office of the Company's Secretary on the 21st Floor of the Power and Light Building, located at 106 West 14th Street, Kansas City, Missouri, after November 15, 2000.

                                          By order of the Board of Directors

                                                     [SIGNATURE]

                                                  Nancy L. Gallagher
                                             Vice President and Secretary
Kansas City, Missouri
November 9, 2000

                             YOUR VOTE IS IMPORTANT

    If you do not expect to attend the meeting in person, it is important that your shares be represented. Please use the enclosed proxy card to vote on the matters to be considered at the meeting, sign and date the proxy card and mail it promptly in the enclosed envelope, which requires no postage if mailed in the United States. You may also vote via the Internet as indicated on the proxy card instructions. Any stockholder may revoke his proxy at any time before the meeting by written notice to such effect, by submitting a subsequently dated proxy or by attending the meeting and voting in person.

                                     [LOGO]

                             AMC ENTERTAINMENT INC.
                              106 West 14th Street
                          Kansas City, Missouri 64105

                                PROXY STATEMENT

PROXIES, SOLICITATION AND VOTING:

    This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of AMC Entertainment Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at 11:00 a.m. local time on Thursday, November 30, 2000 at the Town Center 20 Theatres, 11701 Nall, Leawood, Kansas. This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about November 9, 2000.

    The Board of Directors of the Company has established November 3, 2000 as the record date for the meeting. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournments thereof. At the close of business on the record date, the Company had outstanding 19,427,098 shares of Common Stock and 4,041,993 shares of Class B Stock. On all matters other than the election of Directors, the shares of Common Stock and Class B Stock vote together as if a single class, with each outstanding share of Common Stock having one vote per share and each outstanding share of Class B Stock having ten votes per share.

    Properly executed and dated proxies which are received by the Company prior to the Annual Meeting of Stockholders will be voted in accordance with the instructions thereon. If a proxy is received with no instructions given with respect to the matters to be acted upon, the shares represented by the proxy will be voted (i) for the election of the nominees to the Company's Board of Directors designated below and (ii) for the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending March 29, 2001. A proxy may be revoked at any time by written notice to such effect received by the Secretary of the Company before the proxy is voted at the Annual Meeting of Stockholders, by delivery to the Company of a subsequently dated proxy or by a vote cast in person at the Annual Meeting of Stockholders by written ballot.

    The election of directors is determined by a plurality of the votes cast. Votes that are withheld will be excluded entirely from the vote and will have no effect. A favorable vote of a majority (based on voting power) of the shares of Common Stock and Class B Stock voted in person or by proxy at the Annual Meeting of Stockholders is required for the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending March 29, 2001. Under Delaware law and the Company's bylaws, abstentions and broker non-votes are not counted in the calculation of the vote.

    A proxy confers discretionary authority with respect to the voting of the shares represented thereby on any other business that may properly come before the meeting (and any adjournments thereof) as to which the Company did not have notice prior to September 24, 2000. The Board of

Directors is not aware that any such other business is to be presented for action at the meeting and does not itself intend to present any such other business. However, if any such other business does come before the meeting, shares represented by proxies given pursuant to this solicitation will be voted by the persons named in the proxy in accordance with their best judgment. A proxy also confers discretionary authority on the persons named therein to approve minutes of last year's Annual Meeting of Stockholders, to vote on matters incident to the conduct of the meeting and to vote on the election of any person as a director if a nominee herein named should decline or become unable to serve as a director for any reason. The cost of the solicitation of proxies will be paid by the Company.

                            1. ELECTION OF DIRECTORS

    Directors are elected annually, and each holds office until such director's successor is duly elected and qualified or until such director's earlier resignation or removal. The by-laws of the Company provide that the full Board of Directors consists of five (5) members. It is anticipated that five
(5) directors will be elected at the meeting. Three (3) of those directors are to be elected by the holders of Class B Stock, voting as a class, with each outstanding share having one vote per share, and two (2) of those directors are to be elected by the holders of Common Stock, voting as a class, with each outstanding share having one vote per share.

    It is intended that shares represented by the proxies will be voted in favor of the election of the nominees named below who are to be elected by the holders of Common Stock, unless otherwise directed by stockholders. Each nominee has consented to being named as a nominee and to serve if elected. In the event any nominee for director to be elected by the holders of Common Stock should decline or shall become unable to serve as a director for any reason, it is intended that the persons named in the proxy will vote for a substitute who will be designated by the Board of Directors.

NOMINEES FOR DIRECTORS

    The Company's nominees for Directors are as follows:

                                                                             YEAR FIRST
                                                                             ELECTED OR
NAME                    AGE(1)  POSITIONS                                    APPOINTED
----                    ------  ---------                                    ---------
Peter C. Brown            42    Chairman of the Board, Chief Executive          1992
                                Officer, President and Director
Charles J. Egan, Jr.      68    Director                                        1986
Paul E. Vardeman          70    Director                                        1983
W. Thomas Grant, II       50    Director                                        1996
Charles S. Paul           51    Director                                        1999

-------------------

    (1)As of October 20, 2000.

    American Multi-Cinema, Inc. ("AMC") is a wholly owned subsidiary of the Company. The primary business of AMC is the operation of megaplex and multiplex theatres, primarily in large metropolitan markets. There are no family relationships among Directors or between any Director or any Executive Officer of the Company. At each Annual Meeting of Stockholders, the Company intends to nominate as directors to be elected by the holders of Common Stock individuals who are not officers or employees of the Company or its subsidiaries but who may be incumbent directors.

TO BE ELECTED BY HOLDERS OF CLASS B STOCK

    Mr. Peter C. Brown has served as a Director of the Company and AMC since November 12, 1992. Mr. Brown was elected Chairman of the Board and Chief Executive Officer of the Company on July 15, 1999 and Chairman of the Board and Chief Executive Officer of AMC on September 29, 1999. Mr. Brown served as Co-Chairman of the Board of the Company from May 15, 1998 through July 14, 1999. Mr. Brown was elected President of the Company on January 10, 1997. Mr. Brown served as Executive Vice President of the Company from August 3, 1994 to
January 10, 1997 and as Executive Vice President of AMC from August 3, 1994 to September 28, 1999. Mr. Brown also serves as Chairman of the Board of Trustees of Entertainment Properties Trust, a real estate investment trust, and serves on the Board of Directors of LabONE, Inc. Mr. Brown also serves as a member of the Board of Trustees of Rockhurst High School and is a member of the Board of Advisors for the University of Kansas School of Business. Mr. Brown is a graduate of the University of Kansas.

    Mr. Charles J. Egan, Jr., has served as a Director of the Company since October 30, 1986. Mr. Egan is Vice President of Hallmark Cards, Incorporated, and was General Counsel of such company until December 31, 1996. Hallmark Cards, Incorporated is primarily engaged in the business of greeting cards and related social expressions products, Crayola crayons and the production of movies for television. Mr. Egan is a Trustee of the Durwood Voting Trust established under that certain 1992 Durwood, Inc. Voting Trust Agreement dated December 12, 1992, as amended and restated as of August 12, 1997 (the "Voting Trust"). Mr. Egan also serves as a member of the Board of Trustees, Treasurer and Chairman of the Finance Committee of the Kansas City Art Institute and is Co-Chair of the Harvard College Fund. Mr. Egan holds an A.B. degree from Harvard University and an LL.B. degree from Columbia University.

    Mr. Paul E. Vardeman has served as a Director of the Company since June 14, 1983. Mr. Vardeman was a director, officer and shareholder of the law firm of Polsinelli, White, Vardeman & Shalton, P.C. (now Polsinelli, Shalton and Welte, P.C.), Kansas City, Missouri from 1982 until his retirement from such firm in November 1997. Prior thereto, Mr. Vardeman served as a Judge of the Circuit Court of Jackson County, Missouri. Mr. Vardeman holds undergraduate and J.D. degrees from the University of Missouri-Kansas City.

TO BE ELECTED BY HOLDERS OF COMMON STOCK

    Mr. W. Thomas Grant, II has served as a Director of the Company since November 14, 1996. Mr. Grant is Chairman of the Board, Chief Executive Officer, President and a Director of LabONE, Inc. LabONE, Inc. provides risk appraisal laboratory services for the insurance industry, clinical testing services for the healthcare industry and substance abuse testing services for employers.
Mr. Grant also serves on the Boards of Directors of Commerce Bancshares, Inc., Kansas City Power & Light Company, Business Men's Assurance Company of America and Response Oncology, Inc. Mr. Grant holds a B.A. degree from the University of Kansas and an M.B.A. degree from the Wharton School of Finance at the University of Pennsylvania.

    Mr. Charles S. Paul has served as a Director of the Company since
December 2, 1999. Mr. Paul is Chairman of the Board of IFILM Corp., an online global film destination for film fans, filmmakers and industry professionals. Prior thereto, Mr. Paul was Chairman and Co-Founder of Sega GameWorks L.L.C.
Mr. Paul was an Executive Vice President and director of MCA, Inc. from 1989 through March 1996 and served as President of MCA Enterprises, a division of the company, from 1986 through March 1996. Mr. Paul also serves on the Board of Directors of National Golf Properties, Inc. Mr. Paul holds an undergraduate degree from Stanford University and is a graduate of the University of Santa Clara School of Law.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR W. THOMAS GRANT, II AND CHARLES S. PAUL AS DIRECTORS OF THE COMPANY.

DIRECTORS' MEETINGS AND COMMITTEES

    The Company has a 52/53 week fiscal year ending on the Thursday closest to the last day of March. The Company's last full fiscal year began on April 2, 1999, and ended on March 30, 2000 ("fiscal 2000").

    The Board of Directors of the Company held four meetings and acted by unanimous written consent to action eight times in fiscal 2000. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of board committees on which they served.

    On December 2, 1999, the Board of Directors appointed an Audit Committee, composed of Messrs. Charles J. Egan, Jr., W. Thomas Grant, II and Charles S. Paul, and a Compensation Committee, composed of Messrs. Charles J. Egan, Jr., W. Thomas Grant, II and Paul E. Vardeman. Mr. Grant resigned from the Compensation Committee effective May 22, 2000. The Company does not have a nominating committee.

    The principal purpose of the Audit Committee is to review the process involved in the preparation of the Company's annual audited financial statements. In this regard, the Audit Committee (i) recommends to the Board of Directors the firm of independent accountants to serve as Independent Auditor;
(ii) meets with the Independent Auditor and management to review matters relating to financial reporting and accounting procedures and policies, the adequacy of internal controls and the scope of the audit performed by the Independent Auditor; (iii) reviews the results of the audit; and (iv) submits any recommendations it may have from time to time to the Board of Directors with respect to financial reporting and accounting procedures and policies, internal controls and other matters that may come to its attention. The Audit Committee is also charged with the responsibility of reviewing material transactions with related parties and with certain responsibilities under the Company's Compliance Plan. The Audit Committee held two meetings during fiscal 2000.

    The principal responsibilities of the Compensation Committee are to
(i) review and recommend periodically the compensation to be paid to the Executive Officers of the Company and its subsidiaries, including the amount and timing of bonus payments and other incentive compensation awards, and
(ii) oversee the preparation of the reports and other information required to be disclosed in connection with any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 with respect to the compensation of Executive Officers. In addition, the Compensation Committee oversees the Company's 1983 and 1984 Stock Option Plans, which have expired except with respect to rights under outstanding awards. The Compensation Committee also (i) administers existing employee benefit plans and programs, (ii) periodically reviews, and if needed, recommends amendments to such plans and programs and (iii) oversees the development of new plans and programs. The Compensation Committee held nine meetings during fiscal 2000.

COMPENSATION OF DIRECTORS

    Prior to December 2, 1999, each of the Company's non-employee directors received an annual fee of $32,000 for service on the Board of Directors and, in addition, $1,500 for each Board meeting and $1,000 for each Board committee meeting which they attended. Effective December 2, 1999, each non-employee director receives $65,000 for service on the Board of Directors and, in addition, $1,500 for each Board meeting and $1,000 for each Board committee meeting which they attend.

    Pursuant to the Company's 1999 Stock Option Plan for Outside Directors (the "1999 Directors Option Plan"), the non-employee directors are permitted to elect to receive up to all of their annual $65,000 fee in the form of stock options. The number of options which may be received is determined by dividing the amount of the fee taken in the form of options by 30% of the fair market value of the Company's Common Stock on the effective date of the grant, which is the first business day after the Annual Meeting of Stockholders. Under the 1999 Directors Option Plan, each non-employee director also received a one time grant of options whose value (estimated under the 1999 Directors Option Plan for this purpose at 30% of the fair market value of the Company's Common Stock) was $14,000. Options generally become exercisable one year after grant and terminate ten years after grant. However, exercisability is accelerated upon the occurrence of a change in control, as defined in the 1999 Directors Option Plan, death, disability or retirement from service as a director upon or after reaching age 70, and options will terminate prior to the tenth anniversary of the date of grant within specified periods following termination of service as a director. Directors may elect to pay any required withholding taxes in connection with the exercise of an option by having the Company withhold shares otherwise issuable upon exercise. The maximum number of shares issuable under the 1999 Directors Option Plan is 200,000 and no director may receive more than 50,000 shares under the 1999 Directors Option Plan.

EXECUTIVE OFFICERS

    The Company's and its subsidiaries' Executive Officers are as follows:

NAME                    AGE(1)  POSITIONS
----                    ------  ---------
Peter C. Brown(2)         42    Chairman of the Board, Chief Executive Officer and
                                Director (the Company and AMC); President (the Company)
Philip M. Singleton       54    Executive Vice President (the Company);
                                President, Chief Operating Officer and Director (AMC)
John D. McDonald          43    Executive Vice President, North American Operations
                                (AMC)
Mark A. McDonald          42    Executive Vice President, International Operations (AMC
                                Entertainment International, Inc.)
Richard M. Fay            51    President (AMC Film Marketing, a division of AMC)
Richard T. Walsh          47    Executive Vice President, Film Operations (AMC Film
                                Marketing)
Craig R. Ramsey           49    Senior Vice President, Finance, Chief Financial Officer
                                and Chief Accounting Officer (the Company and AMC);
                                Director (AMC)
James V. Beynon           52    Senior Vice President and Treasurer (the Company and
                                AMC)

-------------------

    (1)As of October 20, 2000.

    (2)For biographical information on this Executive Officer, see "Directors and Nominees for Directors."

    All current Executive Officers of the Company and its subsidiaries hold such offices at the pleasure of the Company's Board of Directors, subject, in the case of Messrs. Brown, Singleton, John D. McDonald, Mark A. McDonald, Fay, Walsh and Ramsey, to rights under their respective employment agreements. There are no family relationships between any Executive Officers except that Messrs. John D. McDonald and Mark A. McDonald are brothers.

    Mr. Philip M. Singleton was elected President of AMC on January 10, 1997 and has served as Chief Operating Officer of AMC since November 14, 1991.
Mr. Singleton has served as Executive Vice President of the Company since
August 3, 1994. Mr. Singleton has served as a Director of AMC since
November 12, 1992.

    Mr. John D. McDonald has served as Executive Vice President, North American Operations of AMC since October 1, 1998. Prior thereto, Mr. McDonald served as Senior Vice President, corporate operations from November 9, 1995 until his promotion to Executive Vice President on October 1, 1998. Mr. McDonald served as Vice President, corporate operations from September 22, 1992 through
November 9, 1995.

    Mr. Mark A. McDonald has served as Executive Vice President, International Operations of AMC Entertainment International, Inc., a subsidiary of the Company, since December 7, 1998. Prior thereto, Mr. McDonald served as Senior Vice President, Asia Operations from November 9, 1995 until his appointment as Executive Vice President in December 1998. Mr. McDonald previously served as Vice President, Finance of AMC from October 1, 1992 to November 9, 1995.

    Mr. Richard M. Fay has served as President, AMC Film Marketing, a division of AMC, since September 8, 1995. Previously, Mr. Fay served as Senior Vice President and Assistant General Sales Manager of Sony Pictures from 1994 until joining AMC.

    Mr. Richard T. Walsh has served as Executive Vice President, Film Operations, AMC Film Marketing, a division of AMC, since September 29, 1999. Prior thereto, Mr. Walsh served as Senior Vice President in charge of operations for the West Division of AMC from July 1, 1994.

    Mr. Craig R. Ramsey has served as Chief Financial Officer of the Company and AMC since January 24, 2000 and as Senior Vice President, Finance of the Company and AMC since August 20, 1998. Mr. Ramsey was elected Chief Accounting Officer of the Company and AMC effective October 15, 1999. Prior thereto, Mr. Ramsey served as Vice President, Finance from January 17, 1997 and as Director of Information Systems and Director of Financial Reporting since joining AMC on February 1, 1995.

    Mr. James V. Beynon has served as Senior Vice President of the Company and AMC since September 29, 1999. Prior thereto, Mr. Beynon served as Vice President of the Company and AMC from September 19, 1994. Mr. Beynon has served as Treasurer of the Company and AMC since September 19, 1994.

COMPENSATION OF MANAGEMENT

    The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated Executive Officers of the Company (determined as of the end of the last fiscal year and hereafter referred to as the "Named Executive Officers") for the last three fiscal years ended March 30, 2000, April 1, 1999 and April 2, 1998, respectively.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                ANNUAL COMPENSATION           COMPENSATION
                                         ----------------------------------     AWARDS-
                                                                 OTHER(1)      SECURITIES       ALL(2)
                               FISCAL                             ANNUAL       UNDERLYING       OTHER
NAME AND PRINCIPAL POSITION     YEAR      SALARY     BONUS     COMPENSATION   OPTIONS/SARS   COMPENSATION
---------------------------   --------   --------   --------   ------------   ------------   ------------
Peter C. Brown                  2000     $471,244   $112,455       N/A           --             $9,462
Chief Executive Officer         1999      409,241      --          N/A          125,000          5,334
and President                   1998      296,444      --          N/A           --              4,960
Stanley H. Durwood(3)           2000      152,656      --          N/A           --             --
Chief Executive Officer         1999      567,008      --          N/A          150,000         --
                                1998      536,558      --          N/A           --             --
Philip M. Singleton             2000      375,145     66,300       N/A           --              7,789
Chief Operating Officer         1999      383,702      --          N/A          100,000          5,317
                                1998      316,679      --          N/A           --              4,896
Richard M. Fay                  2000      285,473     31,875       N/A           42,750          8,550
President - AMC Film            1999      298,075      --          N/A           --              4,503
Marketing                       1998      286,982     45,000       N/A           --              4,676
Richard T. Walsh                2000      270,089     31,875       N/A           15,500          8,058
Executive Vice President,       1999      238,666      --          N/A           --              4,639
Film Operations, AMC Film       1998      226,441     60,000       N/A           --              4,805
 Marketing
John D. McDonald                2000      256,308     42,075       N/A           50,500          7,685
Executive Vice President,       1999      217,695      --          N/A           --              8,308
North American Operations       1998      199,442     60,000       N/A           --              6,883

-------------------

    (1)For the years presented, perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of total annual salary and bonus.

    (2)For fiscal 2000, 1999 and 1998, All Other Compensation is comprised of AMC's contributions under AMC's 401(k) Savings Plan and Non-Qualified Deferred Compensation Plan, both of which are defined contribution plans.

    (3)Mr. Stanley H. Durwood died on July 14, 1999.

    OPTION GRANTS

    The following table provides certain information concerning individual grants of stock options made during the last completed fiscal year under the AMC Entertainment Inc. 1994 Stock Option and Incentive Plan (the "1994 Option Plan") to each of the Named Executive Officers. There were no grants of stock options made during the last fiscal year under the AMC Entertainment Inc. 1999 Stock Option and Incentive Plan (the "1999 Option Plan").

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                  POTENTIAL REALIZABLE
                                                                                    VALUE AT ASSUMED
                                                                                     ANNUAL RATES OF
                           NUMBER OF       % OF TOTAL                                  STOCK PRICE
                          SECURITIES      OPTIONS/SARS   EXERCISE                   APPRECIATION FOR
                          UNDERLYING       GRANTED TO     OR BASE                    OPTION TERM(2)
                           OPTIONS/       EMPLOYEES IN     PRICE     EXPIRATION   ---------------------
NAME                    SARS GRANTED(1)   FISCAL YEAR    ($/SHARE)      DATE       5% ($)     10% ($)
----                    ---------------   ------------   ---------   ----------   --------   ----------
Peter C. Brown              --               --           $ --          --        $  --      $   --
Stanley H. Durwood(3)       --               --             --          --           --          --
Philip M. Singleton         --               --             --          --           --          --
Richard M. Fay              42,750            9.10%         17.69     06/18/09     475,546    1,205,127
Richard T. Walsh            15,500            3.30%         17.69     06/18/09     172,420      436,947
John D. McDonald            50,500           10.80%         17.69     06/18/09     561,756    1,423,601

-------------------

    (1)The stock options granted from the 1994 Option Plan during the fiscal year ended March 30, 2000 vested one half at date of grant and one half one year from the date of grant. They became fully vested in June 2000.

    (2)These columns show the hypothetical gains of "option spreads" of the outstanding options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the options' terms. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission (the "SEC") and do not represent the Company's estimate or projections of the future prices of the Company's Common Stock.

    (3)Mr. Stanley H. Durwood died on July 14, 1999.

    OPTION EXERCISES AND HOLDINGS

    The following table provides information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of March 30, 2000.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                           OPTIONS/SARS              IN-THE-MONEY OPTIONS/
                             SHARES                          AT FY-END                 SARS AT FY-END(1)
                            ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                       ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -----------   --------   -----------   -------------   -----------   -------------
Peter C. Brown...........     --         $  --         284,000        --            $ --           $--
Stanley H. Durwood(2)....     --            --         237,500        --              --            --
Philip M. Singleton......     --            --         233,600        --              --            --
Richard M. Fay...........     --            --          23,625         21,375         --            --
Richard T. Walsh.........     --            --          37,250          7,750         --            --
John D. McDonald.........     --            --          29,750         25,250         --            --

-------------------

    (1)Values for "in-the-money" outstanding options represent the positive spread between the respective exercise prices of the outstanding options and the value of the Company's Common Stock as of March 30, 2000. There were no "in-the-money" options outstanding as of March 30, 2000.

    (2)Mr. Stanley H. Durwood died on July 14, 1999.

    DEFINED BENEFIT RETIREMENT AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

    AMC sponsors a defined benefit retirement plan (the "Retirement Plan") which provides benefits to certain employees of AMC and its subsidiaries based upon years of credited service and the highest consecutive five-year average annual remuneration for each participant. For purposes of calculating benefits, average annual compensation is limited by Section 401(a)(17) of the Internal Revenue Code (the "Code"), and is based upon wages, salaries and other amounts paid to the employee for personal services, excluding certain special compensation. A participant earns a vested right to an accrued benefit upon completion of five years of vesting service.

    AMC also sponsors a Supplemental Executive Retirement Plan to provide the same level of retirement benefits that would have been provided under the Retirement Plan had the federal tax law not been changed in the Omnibus Budget Reconciliation Act of 1993, which reduced the amount of compensation which can be taken into account in a qualified retirement plan from $235,840 (in 1993), the old limit, to $170,000 (in 2000).

    The following table shows the total estimated annual pension benefits (without regard to minimum benefits) payable to a covered participant under AMC's Retirement Plan and the Supplemental Executive Retirement Plan, assuming retirement in calendar 2000 at age 65, payable in the form of a single life annuity. The benefits are not subject to any deduction for Social Security or other offset amounts. The following table assumes the old limit would have been increased to $275,000 in 2000.

          HIGHEST CONSECUTIVE                          YEARS OF CREDITED SERVICE
           FIVE YEAR AVERAGE              ----------------------------------------------------
          ANNUAL COMPENSATION                15         20         25         30         35
          -------------------             --------   --------   --------   --------   --------
$125,000................................  $17,510    $23,347    $29,184    $35,021    $41,857
 150,000................................   21,260     28,347     35,434     42,521     50,607
 175,000................................   25,010     33,347     42,684     50,021     58,357
 200,000................................   28,760     38,347     48,934     57,521     67,107
 225,000................................   32,510     43,347     54,184     65,021     76,857
 250,000................................   36,260     48,347     60,434     72,521     85,607
 275,000................................   40,010     53,347     66,684     80,021     93,357

    As of March 30, 2000, the years of credited service under the Retirement Plan for each of the Named Executive Officers were: Mr. Peter C. Brown, nine years; Mr. Philip M. Singleton, 26 years; Mr. Richard M. Fay, four years; Mr. Richard T. Walsh, 25 years; and Mr. John D. McDonald, 25 years.

    AMC has established a Retirement Enhancement Plan (the "REP") for the benefit of officers who from time to time may be designated as eligible participants therein by the Board of Directors. The REP is a non-qualified deferred compensation plan designed to provide an unfunded retirement benefit to an eligible participant in an amount equal to (i) sixty percent (60%) of his or her average compensation (including paid and deferred incentive compensation) during the last three full years of employment, less (ii) the sum of (A) such participant's benefits under the Retirement Plan and Social Security, and
(B) the amount of a straight life annuity commencing at the participant's normal retirement date attributable to AMC's contributions under the Supplemental Executive Retirement Plan, the 401(k) Savings Plan, the Non-Qualified Deferred Compensation Plan and the Executive Savings Plan. The base amount in clause (i) will be reduced on a pro rata basis if the participant completes fewer than twenty-five (25) years of service. The REP benefit vests upon the participant's attainment of age 55 or completion of fifteen (15) years of service, whichever is later, and may commence to a vested participant retiring on or after age 55 (who has participated in the plan for at least 5 years) on an actuarially reduced basis (6 2/3% for each of the first five years by which commencement precedes age 65 and an additional 3 1/3% for each year by which commencement precedes age 60). Benefits commence at a participant's normal retirement date (i.e., the later of age 65 or the participant's completion of five years of service with AMC) whether or not the participant continues to be employed by AMC. The accrued benefit payable upon total and permanent disability is not reduced by reason of early commencement. Participants become fully vested in their rights under the REP if their employment is terminated without cause or as a result of a change in control, as defined in the REP. No death, disability or retirement benefit is payable prior to a participant's early retirement date or prior to the date any severance payments to which the participant is entitled cease.

    Mr. Peter C. Brown, Mr. Stanley H. Durwood and Mr. Philip M. Singleton have been designated as eligible to participate in the REP. The amount paid to Mr. Durwood with respect to fiscal 2000 under the REP was $345,000 and is not included in the Summary Compensation Table. The estimated monthly amounts that Mr. Brown and Mr. Singleton will be eligible to receive under the

REP at age 65 are $41,000 and $15,000, respectively; such amounts are based on certain assumptions respecting their future compensation amounts and the amounts of AMC contributions under other plans. Actual amounts received by such individuals under the REP may be different than those estimated.

    EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

    Messrs. Peter C. Brown, Philip M. Singleton, Richard M. Fay, Richard T. Walsh and John D. McDonald have entered into employment agreements with the Company providing for annual base salaries of no less than the following amounts: Mr. Brown - $400,000; Mr. Singleton - $375,000; Mr. Fay - $285,000;
Mr. Walsh - $285,000 and Mr. McDonald - $210,000. The agreements also provide for discretionary bonuses, an automobile allowance, reimbursement of reasonable travel and entertainment expenses and other benefits offered from time to time to other Executive Officers. The employment agreements of Mr. Brown and Mr. Singleton have terms of three years and those of Mr. Fay, Mr. Walsh and Mr. McDonald have terms of two years. On the anniversary date of each agreement, one year shall be added to its term, so that each employment agreement shall always have a three year or two year term, as the case may be, as of each anniversary date. Each employment agreement terminates generally without severance if such employee is terminated for cause, as defined in the employment agreement, or upon such employee's resignation, death or disability, as defined in his employment agreement. Pro rata bonus payments will be made upon termination by reason of disability or death. If either Mr. Brown or Mr. Singleton is terminated without cause or terminates his agreement following a material breach by the Company or a change in control, as defined in the agreement, he will be entitled to receive (i) a lump sum cash payment equal to the lesser of 150% of current annual base salary multiplied by three or 2.99 times average annual W-2 earnings for the prior five years and (ii) the value of all outstanding employee stock options held by such employee. If any of Mr. Fay, Mr. Walsh or Mr. McDonald is terminated without cause or terminates his agreement subsequent to specified changes in his responsibilities, annual base salary or benefits following a change in control, as defined in the agreement, he will be entitled to receive a lump sum cash payment equal to two years annual base salary. In addition, if either Mr. Brown or Mr. Singleton dies, is terminated without cause or terminates his agreement following a material breach by the Company or a change in control, the Company will redeem shares of the Company's Common Stock previously purchased by him with the proceeds of a loan from the Company. (Mr. Brown financed the purchase of 375,000 shares of the Company's Common Stock with such a loan and Mr. Singleton financed the purchase of 250,000 shares of the Company's Common Stock with such a loan). In such event, if the employee's obligations under the note to the Company exceed the value of the stock which he acquired with the note proceeds, the Company will forgive a portion of such excess in an amount based on a formula set forth in the agreement. The amounts payable to the Named Executive Officers under these employment agreements, assuming termination by reason of a change in control as of October 20, 2000 were as follows: Mr. Brown - $1,094,000; Mr. Singleton - $1,375,000; Mr. Fay - $570,000; Mr. Walsh - $570,000 and Mr. McDonald -
$480,000. The value of outstanding employee stock options payable to the Named Executive Officers under these employment agreements, assuming termination by reason of a change of control as of October 20, 2000 were as follows: Mr. Brown -$0 and Mr. Singleton - $0. The amount of note proceeds and interest that would be forgiven by the Company assuming termination by reason of a change in control as of October 20, 2000 were as follows: Mr. Brown - $5,821,000 and
Mr. Singleton - $2,967,000.

    Mr. Stanley H. Durwood had an employment agreement with the Company and AMC dated January 26, 1996 retaining him as Chairman and Chief Executive Officer and President. It provided for an annual base salary of no less than $500,000, plus payments and awards under AMC's Executive Incentive Program (the "EIP"), the 1994 Option Plan and other bonus plans in effect for Executive Officers at a level reflecting his position, plus such other amounts as may be paid under any other compensatory arrangement as determined in the sole discretion of the Compensation Committee. Mr. Durwood's annual base salary at the date of his death (July 14, 1999) was $567,000. The Company had also agreed to use its best efforts to provide
Mr. Durwood up to $5,000,000 in life insurance and to pay the premiums thereon and taxes resulting from such payment. Mr. Durwood's employment agreement had a term of three years and was automatically extended one year on its anniversary date, January 26, so that as of such date each year the agreement had a three-year term. The employment agreement was terminable without severance if he engaged in intentional misconduct or a knowing violation of law or breached his duty of loyalty to the Company. The agreement provided for severance payments in the event of Mr. Durwood's death equal to three times the sum of his annual base salary in effect at the time of termination plus the average of annual incentive or discretionary cash bonuses paid during the three fiscal years preceding the year of termination. The Company could elect to pay such severance payments in monthly installments over a period of three years or in a lump sum after discounting such amount to its then present value. On July 26, 1999, the Company paid $1,509,000 in settlement of Mr. Durwood's employment agreement.

    As permitted by the 1994 Option Plan, stock options granted to participants thereunder provide for acceleration upon the termination of employment within one year after the occurrence of certain change in control events, whether such termination is voluntary or involuntary, or with or without cause. In addition, the Compensation Committee may permit acceleration upon the occurrence of certain extraordinary transactions which may not constitute a change in control.

    AMC maintains a severance pay plan for full-time salaried nonbargaining employees with at least 90 days of service. For an eligible employee who is subject to the Fair Labor Standards Act ("FLSA") overtime pay requirements (a "nonexempt eligible employee"), the plan provides for severance pay in the case of involuntary termination of employment due to layoff of the greater of two weeks' basic pay or one weeks' basic pay multiplied by the employee's full years of service up to no more than twelve weeks' basic pay. There is no severance pay for a voluntary termination, unless up to two weeks' pay is authorized in lieu of notice. There is no severance pay for an involuntary termination due to an employee's misconduct. Only two weeks' severance pay is paid for an involuntary termination due to substandard performance. For an eligible employee who is exempt from the FLSA overtime pay requirements, severance pay is discretionary (at the Department Head/Supervisor level), but will not be less than the amount that would be paid to a nonexempt eligible employee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    THE REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

    The Compensation Committee of the Board of Directors of the Company (the "Committee") is composed of independent non-employee directors. The Committee is responsible for developing the executive compensation strategy of the Company and its subsidiaries. In carrying out its responsibilities, the Committee, among other things, reviews the policies of comparable companies and consults with an independent compensation consulting firm.

    The Committee utilized the compensation programs described below for the fiscal year ended March 30, 2000. The annual base salaries discussed below are those established at the beginning of fiscal 2000, i.e., in the spring of 1999. The annual incentive cash bonus pertains to performance for fiscal 2000 and payments, if any, are paid early in the next fiscal year, in this case, in the spring of 2000. The long term incentives pertain to grants made under the AMC Entertainment Inc. 1994 Stock Option and Incentive Plan (the "1994 Option Plan") for fiscal 2000.

    COMPENSATION POLICY. The Company's executive compensation policy has four overall objectives:

    - To align the interests of Executive Officers with those of the Company and its stockholders.

    - To link compensation to the performance of the Company as well as to the individual contribution of each Executive Officer.

    - To maintain total direct compensation (salary plus annual incentive plus equity based compensation), when performance is at target levels, at rates that are at the third quartile of the total direct compensation market for comparable companies. Because of the relatively small number of comparable motion picture exhibition companies, this comparison has included companies engaged in other businesses.

    - To compensate executives at a level which is competitive in the marketplace so that the Company can continue to attract, motivate and retain executives with outstanding abilities.

    In fiscal 1999, the Company began restructuring senior executive positions and their responsibilities to ensure a smooth transition in leadership. This leadership transition process continued in fiscal 2000 due to (i) the death on July 14, 1999 of Mr. Stanley H. Durwood and the appointment of Mr. Peter C. Brown to succeed Mr. Durwood as Chairman of the Board and Chief Executive Officer of the Company and (ii) the September 1999 restructuring of the Company related to the consolidation of its three U.S. divisional operations offices into its corporate headquarters.

    ANNUAL BASE SALARY. Annual base salaries for the Company's Executive Officers are determined with reference to a "position rate" for each of the Executive Officers. The position rate is determined by evaluating the responsibilities of the position and comparing it with that of similar positions in comparable companies as well as companies generally.

    The fiscal 2000 annual base salaries for the Company's Executive Officers were reviewed and approved by the Committee. For fiscal 2000, the Committee approved no initial increases in annual base salary for Messrs. Durwood, Brown and Singleton during the annual review process for salary increases. The aggregate percentage increase in annual base salary for the remaining Executive Officers was 5.75%. In addition, the Committee granted one time payments in June 1999 to three Executive Officers (Messrs. John D. McDonald, Mark A. McDonald and Richard T. Walsh of $21,922, $13,224 and $7,308, respectively) for retention purposes. Also, Mr. Brown received an increase in annual base salary of 25% approved by the Committee in July 1999 when Mr. Brown was elevated to the position of Chairman of the Board and Chief Executive Officer following the death of Mr. Stanley H. Durwood. Messrs. Walsh, Ramsey and Beynon also received increases in annual base salary later in fiscal 2000 due to promotions in titles and increases in responsibilities following the Company's September 1999 restructuring.

    ANNUAL INCENTIVE CASH BONUS. The Committee approved an Executive Incentive Program (the "EIP") in fiscal 1994 as an incentive for executives to improve the financial success of the Company. Eligible employees, including Executive Officers, are rewarded with annual incentive cash bonuses if certain performance criteria are met and/or exceeded. For fiscal 2000, the Committee determined that the performance criteria for the annual incentive cash bonus would be based upon company, division and personal components. For fiscal 2000, the company component was based upon achievement of an Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) target. The Company exceeded its threshold level of its established Adjusted EBITDA target in fiscal 2000 and paid annual incentive cash bonuses based on a formula to Executive Officers early in fiscal 2001. The Committee had originally approved a division component of performance criteria for fiscal 2000. However, because the divisions were consolidated into the corporate headquarters in September 1999, no annual incentive cash bonuses were paid with regard to such division component. Although the Committee had the discretion to approve a personal component of the annual incentive cash bonus for Executive Officers, the Committee determined not to make any such award for fiscal 2000. The annual incentive cash bonuses paid to the Named Executive Officers for fiscal 2000 were as follows: Mr. Brown, $112,455; Mr. Singleton, $66,300; Mr. Fay, $31,875; Mr. Walsh, $31,875; and Mr. John D. McDonald,
$42,075.

    LONG TERM INCENTIVES. Consistent with the Committee's policy of aligning the interests of its executives with those of the stockholders, the Committee continued to incorporate equity based awards into the ongoing compensation package for executives. In fiscal 2000, the Committee approved discretionary grants of options to certain Executive Officers as part of the retention plan during the leadership transition process. These options vested one half at date of grant and one half one year following the date of grant.

    CEO COMPENSATION. Mr. Peter C. Brown's fiscal 2000 annual base salary was reviewed and approved by the Committee. See "Annual Base Salary." Mr. Brown did not receive an increase in annual base salary at the beginning of fiscal 2000. Mr. Brown did, however, receive a 25% increase in annual base salary in July 1999 after his elevation to Chairman of the Board and Chief Executive Officer following the death of Mr. Stanley H. Durwood. Mr. Brown received an annual incentive cash bonus of $112,455 early in fiscal 2001 based on fiscal 2000's performance criteria. The Company achieved the threshold level of its performance target and the annual incentive cash bonus was paid to Mr. Brown based on a formula of Company performance. Mr. Brown is a participant in the Company's Retirement Enhancement Plan (the "REP") but receives no current cash compensation from this program. See "Defined Benefit Retirement and Supplemental Executive Retirement Plans." Mr. Brown received no option grants in fiscal 2000.

    Mr. Stanley H. Durwood was the Company's Co-Chairman of the Board and Chief Executive Officer prior to his death on July 14, 1999. Mr. Durwood received neither an increase in annual base salary nor an annual incentive cash bonus for fiscal 2000. Mr. Durwood was a participant in the Company's REP. Because Mr. Durwood's participation requirements had been met, Mr. Durwood was paid $345,000 in fiscal 2000 (April 1999) with the Committee's approval. See "Defined Benefit Retirement and Supplemental Executive Retirement Plans."

    IMPACT OF INTERNAL REVENUE CODE SECTION 162(M). During 1993, Section 162 of the Internal Revenue Code of 1986, as amended (the "Code"), was amended with respect to the tax deductibility of executive compensation. Under the Code, publicly held companies such as the Company may not deduct compensation paid to certain Executive Officers to the extent that an executive's compensation exceeds $1,000,000 in any one year, unless such compensation is "performance based." Although the Committee has attempted to design the Company's executive compensation programs so that compensation received pursuant to the compensation programs will be deductible under Section 162(m) of the Code, in certain circumstances it may not be possible or practicable or in the Company's best interests to so qualify compensation programs. In any event, the

Committee anticipates that, in most instances, treatment under Section 162(m) of the Code will not be an issue because generally no Executive Officer's non-performance based compensation will exceed $1,000,000 in any one year.

                                          COMPENSATION COMMITTEE
                                          Charles J. Egan, Jr.
                                          Paul E. Vardeman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Executive Committee (which was disbanded on October 7, 1999) recommended to the Compensation Committee for its review and approval the annual base salaries of Executive Officers other than the Named Executive Officers. The members of the Executive Committee were Messrs. Stanley H. Durwood, Peter C. Brown and Philip M. Singleton.

    Mr. Charles J. Egan, Jr. is a member of the Compensation Committee.
Mr. Egan is a Trustee of the Voting Trust, which has the power to vote all shares of the Company's Class B Stock. Mr. Egan also is a Trustee of the Revocable Trust established under that certain Revocable Trust Agreement of Mr. Stanley H. Durwood dated August 14, 1989, as amended and restated as of May 12, 1999 (the "Revocable Trust"), and is the Trustee of the Pamela Yax Durwood Marital Trust created pursuant to the above Revocable Trust Agreement (the "Marital Trust"). The Revocable Trust and the Marital Trust are the beneficial owners of all shares of the Company's Class B Stock.

    Mr. Peter C. Brown, Chairman of the Board, Chief Executive Officer, President and a Director of the Company, serves as a director of LabONE, Inc. Mr. W. Thomas Grant, II, an Executive Officer of LabONE, Inc., served on the Compensation Committee of the Company until May 22, 2000.

STOCK PERFORMANCE GRAPH

    THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

    The following line graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock with (i) the cumulative total return on the Standard and Poor's Corporation Composite 500 Index and (ii) a peer group of companies primarily engaged in the motion picture exhibition industry, for the period of five fiscal years commencing March 30, 1995 and ending March 30, 2000. The comparison assumes $100 was invested on March 30, 1995 in the Company's Common Stock and in each of the foregoing indices, and further assumes the reinvestment of dividends. The peer group companies include Carmike Cinemas, Inc., Cineplex Odeon Corporation, Loews Cineplex Entertainment Corporation, GC Companies, Inc. and Regal Cinemas, Inc.

    Set forth below are three lines as follows: (i) the Company's Common Stock performance for the past five fiscal years; (ii) the Standard and Poor's Corporation Composite 500 Index performance for the past five fiscal years; and
(iii) the "peer group" performance for the past five fiscal years. The peer group includes Carmike Cinemas, Inc. and GC Companies, Inc.'s performance for five years. The peer group also includes the performance of Cineplex Odeon Corporation for the period March 30, 1995 until May 14, 1998, at which time it combined with LTM Holdings, Inc. On the date of the combination, outstanding shares of Cineplex Odeon Corporation were exchanged for shares of Loews Cineplex Entertainment Corporation. Loews Cineplex Entertainment Corporation began trading publicly on May 15, 1998 and is included in the peer group performance for the period May 15, 1998 through March 30, 2000. Also, Regal Cinemas, Inc.'s performance is included in the peer group for the period March 30, 1995 through May 27, 1998. Regal Cinemas, Inc. completed a merger on May 27, 1998 with an affiliate of Kohlberg Kravis Roberts & Co. L.P. and an affiliate of Hicks, Muse, Tate & Furst Incorporated, with Regal Cinemas, Inc. as the surviving corporation. This merger resulted in a recapitalization in which existing shareholders of Regal Cinemas, Inc. received cash for their shares of common stock. Thus, Regal Cinemas, Inc.'s common stock was not publicly traded after May 27, 1998.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      95   96   97   98   99   00
AMC   100  203  167  199  125   42
S&P   100  133  157  238  280  326
PEER  100  143  159  184  118   57

SECURITY OWNERSHIP OF BENEFICIAL OWNERS

    The following table sets forth certain information as of October 20, 2000 with respect to principal owners of each class of the Company's voting securities:

                                                     NUMBER OF SHARES    PERCENT OF
TITLE OF CLASS          BENEFICIAL OWNER            BENEFICIALLY OWNED     CLASS
--------------          ----------------            ------------------   ----------
Common Stock            Syufy Century                    1,407,000(1)        7.2%(1)
                        Corporation(1)
                        150 Pelican Way
                        San Rafael, CA 94901
                        Peter J. Durwood(2)              1,123,480(2)        5.8%(2)
                        c/o Kopple & Klinger
                        2029 Century Park East,
                        Suite 3290
                        Los Angeles, CA 90067
                        Elissa D. Grodin(2)              1,123,480(2)        5.8%(2)
                        c/o Kopple & Klinger
                        2029 Century Park East,
                        Suite 3290
                        Los Angeles, CA 90067
                        EnTrust Capital Inc.(3)          1,035,729(3)        5.3%(3)
                        650 Madison Ave.
                        New York, NY 10022
                        Wellington Management            1,022,300(4)        5.3%(4)
                        Company, LLP(4)
                        75 State Street
                        Boston, MA 02109
Class B Stock           Raymond F. Beagle, Jr.(2)        4,041,993(2)        100%(2)
                        2345 Grand Blvd.
                        Kansas City, MO 64108
                        Charles J. Egan, Jr.(2)          4,041,993(2)        100%(2)
                        106 West 14th Street
                        Kansas City, MO 64105

-------------------

    (1)As reported in its Schedule 13D dated January 11, 2000. Syufy Century Corporation reports that it has sole voting power and sole dispositive power with respect to 1,407,000 shares.

    (2)Mrs. Carol D. Journagan, Mr. Edward D. Durwood, Mr. Thomas A. Durwood, Mrs. Elissa D. Grodin, Mr. Brian H. Durwood and Mr. Peter J. Durwood are the children (the "Durwood Children") of Mr. Stanley H. Durwood, the Company's founder who died on July 14, 1999. Mr. Stanley H. Durwood and the Durwood Children (collectively, the "Durwood Family Stockholders") formerly held their stock in the Company through a holding company, Durwood, Inc. ("DI"), and acquired their shares on August 15, 1997 pursuant to the Merger of the Company and DI.

    The Company's Class B Stock formerly beneficially owned by Mr. Stanley H. Durwood is now held under the Revocable Trust, the Marital Trust (for the benefit of Mr. Durwood's widow, Pamela

Yax Durwood) and the Voting Trust. The Voting Trust is the record owner of the shares reported as beneficially owned above. The Revocable Trust and the Marital Trust are the holders of certificates of beneficial interest respecting 3,541,993 and 500,000 shares, respectively, reported as beneficially owned above. The Trustees of the Voting Trust and of the Revocable Trust are Mr. Raymond F. Beagle, Jr., the Company's general counsel, and Mr. Charles J. Egan, Jr., a Director of the Company. Mr. Egan is also the Trustee of the Marital Trust. The Voting Trust, the Revocable Trust, the Marital Trust and Messrs. Beagle and Egan, as Trustees, may be deemed to beneficially own all of the outstanding shares of the Company's Class B Stock. Messrs. Beagle and Egan each disclaim such beneficial ownership of any of such shares attributable to him solely by reason of his position as Trustee. Under the terms of the Voting Trust, the Trustees (or their successors and any additional trustees whom they might appoint) have all voting powers with respect to shares held therein, and exercise such rights by majority vote. Unless otherwise terminated or extended in accordance with its terms, the Voting Trust will terminate in 2030.

    The 4,041,993 shares of the Company's Class B Stock constitute 100% of the outstanding shares of such class. Messrs. Beagle and Egan, as Trustees of the Revocable Trust, the Marital Trust and the Voting Trust share voting power and investment power over all of these shares. The Company's Class B Stock and Common Stock held by the Revocable Trust, the Marital Trust and the Voting Trust represent 67.5% of the voting power of the Company's stock other than in the election of directors. Were all the shares of the Company's Class B Stock converted into Common Stock, there would be approximately 23,469,091 shares of Common Stock outstanding, of which the Revocable Trust, the Marital Trust and the Voting Trust would hold 4,042,143 shares (assuming such conversion and disregarding the exercise of outstanding options) or 17.2% of the outstanding number of shares of Common Stock. This voting control may be diluted if the Revocable Trust, the Marital Trust and the Voting Trust are obligated to dispose of shares to honor tax and other indemnity obligations made by Mr. Stanley H. Durwood and the Company in connection with the Merger and other related transactions, or if additional shares of Common Stock are issued under the Company's employee benefit plans.

    For a period ended on August 15, 2000, the Durwood Children agreed to give an irrevocable proxy to the Secretary and each Assistant Secretary of the Company to vote their shares of Common Stock in the election of directors for each candidate in the same proportionate manner as the aggregate votes cast in such elections by other holders of Common Stock not affiliated with the Company. This agreement expired on August 15, 2000.

    (3)As reported in its Schedule 13G dated February 11, 2000. Of these shares, EnTrust Capital, Inc. reports that it has sole voting power with respect to 107,300 shares, shares voting power with respect to 683,309 shares and shares dispositive power with respect to 928,429 shares.

    (4)As reported in its Schedule 13G dated February 9, 2000. Of these shares, Wellington Management Company, LLP reports that it shares voting power with respect to 239,300 shares and shares dispositive power with respect to 1,022,300 shares.

BENEFICIAL OWNERSHIP BY DIRECTORS AND OFFICERS

    The following table sets forth certain information as of October 20, 2000 with respect to beneficial ownership by Directors and Executive Officers of the Company's Common Stock and Class B Stock. The amounts set forth below include the vested portion of 782,600 shares of Common Stock subject to options under the Company's 1983 and 1984 Stock Option Plans and the 1994 Option Plan held by Executive Officers and the vested portion of 68,690 shares of Common

Stock subject to options under the Company's 1999 Stock Option Plan for Outside Directors. Unless otherwise indicated, the persons named are believed to have sole voting and investment power over the shares shown as beneficially owned by them.

                                                   AMOUNT AND NATURE OF   PERCENT OF
TITLE OF CLASS          NAME OF BENEFICIAL OWNER   BENEFICIAL OWNERSHIP     CLASS
--------------          ------------------------   --------------------   ----------
Common Stock            Peter C. Brown                     659,000(1)         3.3%
                        Philip M. Singleton                498,600(1)         2.5%
                        Richard T. Walsh                    45,050(1)        *
                        Richard M. Fay                      47,683(1)        *
                        John D. McDonald                    55,100(1)        *
                        W. Thomas Grant, II                 28,078(2)        *
                        Paul E. Vardeman                    11,640(2)        *
                        Charles J. Egan, Jr.                 4,670(2)        *
                        Charles S. Paul                     46,340(2)        *
                        All Directors and
                        Executive Officers as a
                        group (12 persons,
                        including the
                        individuals named above)         1,516,161(1)         7.5%
Class B Stock           Charles J. Egan, Jr.(3)          4,041,993(3)         100%

-------------------

    *Less than one percent.

    (1)Includes shares subject to presently exercisable options to purchase Common Stock under the Company's 1983 and 1984 Stock Option Plans and the 1994 Option Plan, as follows: Mr. Peter C. Brown - 284,000 shares; Mr. Philip M. Singleton - 233,600 shares; Mr. Richard M. Fay - 45,000 shares; Mr. Richard T. Walsh - 45,000 shares; Mr. John D. McDonald - 55,000 shares and all Executive Officers as a group - 782,600 shares.

    (2)Includes shares subject to presently exercisable options to purchase Common Stock under the Company's 1999 Stock Option Plan for Outside Directors, as follows: Mr. Grant - 26,340 shares; Mr. Vardeman 11,340 shares; Mr. Egan - 4,670 shares; Mr. Paul - 26,340 shares; and all Outside Directors as a group 68,690 shares.

    (3)See Note (1) under "Security Ownership of Certain Beneficial Owners."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Executive Officers and Directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the SEC and the American Stock Exchange. Executive Officers, Directors and greater-than-10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during fiscal 2000 its Executive Officers, Directors and greater-than-10% beneficial owners complied with all Section 16(a) filing requirements except that Mr. Grant (a member of the Company's Board of Directors) failed to timely report on Form 4 two transactions attributable to him. Mr. Grant's spouse purchased 233 shares of the Company's Common Stock in fiscal 2000 and also purchased 5 shares of the Company's Common Stock as custodian for their minor son. These transactions were reported on a Form 5, which was timely filed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Audit Committee of the Board of Directors of the Company reviews all material proposed transactions between the Company and related parties to determine that, in their best business judgment, such transactions are fair, reasonable and in the best interests of the Company. The Company believes that all transactions described below with related parties were on terms at least as favorable to the Company as could have been obtained from an unaffiliated third party. None of the members of the Audit Committee are or were officers or employees of the Company nor stockholders, directors, officers or employees of any related party referred to below. Set forth below is a description of significant transactions which have occurred since April 2, 1999 or involve receivables that remain outstanding as of October 20, 2000.

THE MERGER

    Effective August 15, 1997, the Company completed the Merger with its majority stockholder, Durwood, Inc. ("DI"). In connection with the Merger, the Durwood Family Stockholders and Delta Properties, Inc. ("Delta") entered into an agreement pursuant to which the Company agreed to pay Mr. Stanley H. Durwood as promptly as practicable after March 31, 2000 an amount equal to certain credit amounts resulting from net tax benefits realized by the Company from the utilization by the Company of DI's alternative minimum tax credit carryforwards and Missouri operating loss carryforwards. The Company also agreed to pay any credit amount that arises after March 31, 2000. The maximum amount of credit amounts that could be paid to Mr. Durwood is approximately $1,100,000. At this time, the Company has not realized any of DI's net tax benefits on the tax returns it has filed for fiscal years 1999 and 1998.

    As a condition to the Merger, the Company and the Durwood Family Stockholders entered into a registration agreement pursuant to which the Durwood Family Stockholders sold 3,300,000 shares on August 11, 1998. The Company's expenses in the offering were approximately $698,000, which expenses were reimbursed to the Company by Delta, a former subsidiary of DI.

OTHER MATTERS

    As a Successor Trustee of the Voting Trust, Mr. Raymond F. Beagle, Jr. shares voting powers over shares held in the Voting Trust and may be deemed to beneficially own in excess of 5% of the Company's voting securities. Mr. Beagle serves as general counsel to the Company under a retainer agreement which provides for annual payments of $360,000. The agreement provides for severance payments equal to three times the annual retainer upon termination of the agreement by the Company or a change in control approved by Common Stockholders. The agreement also provides for deferred payments from a previously established rabbi trust in a formula amount of $30,800 monthly as of April 1, 2000 for a period of twelve years after termination of services or a change in control. During fiscal 2000 and the current fiscal year, the Company approved discretionary deferred bonuses of $250,000 and $75,000, respectively, which have been paid to the rabbi trust.

    Pursuant to a program recommended by the Compensation Committee and approved by the Company's Board of Directors, the Company loaned Mr. Peter C. Brown $5,625,000 to purchase 375,000 shares of the Company's Common Stock. Mr. Brown purchased such shares on August 11, 1998. Under such program the Company also loaned Mr. Philip M. Singleton $3,765,000 to purchase 250,000 shares of the Company's Common Stock. Mr. Singleton purchased such shares from September 11 to September 15, 1998 and unused proceeds of $811,000 were repaid to the Company, leaving a remaining unpaid principal balance of $2,954,000. Such loans are unsecured and bear interest at a rate at least equal to the applicable federal rate prescribed by Section 1274(d) of the Internal Revenue Code in effect on the date of such loan (6% per annum for the loans to Messrs. Brown and Singleton). Interest on these loans accrues and is added to principal annually on the anniversary date of such loan, and the full principal amount and all accrued interest is due and payable on the fifth anniversary of such loan. On
October 20, 2000, the principal amount of the loan to Mr. Brown was $6,269,000 and the principal amount of the loan to Mr. Singleton was $3,292,000. Accrued interest on the loans as of October 20, 2000 was $67,000 for Mr. Brown and $18,000 for Mr. Singleton, respectively.

    Periodically, the Company and DI or Delta reconciled any amounts owed by one company to the other. Charges to the intercompany account have included payments made by the Company on behalf of DI or Delta. The largest balance owed by DI or Delta to the Company during fiscal 2000 was $11,322 owed by Delta. This balance was reimbursed by Delta on June 7, 2000.

    Ms. Marjorie D. Grant, sister of Mr. Stanley H. Durwood, is employed as a Vice President of AMC. Ms. Grant's current annual base salary is $110,000.

    During fiscal 1998, the Company sold the real estate assets associated with 13 megaplexes to Entertainment Properties Trust ("EPT"), a real estate investment trust, for an aggregate purchase price of $283,800,000. The Company leased the real estate assets associated with the theatres from EPT pursuant to non-cancelable operating leases with terms ranging from 13 to 15 years at an initial lease rate of 10.5% with options to extend for up to an additional
20 years. The Company leases four additional theatres from EPT under the same terms as those included in the Sale and Lease Back Transaction. Annual rentals for these four theatres are based on an estimated fair value of $95,100,000 for the theatres. The Company has granted an option to EPT to acquire the land at a theatre for the cost to the Company. In addition, for a period of five years subsequent to November 1997, EPT will have a right of first refusal and first offer to purchase and lease back to the Company the real estate assets associated with any theatre and related entertainment property owned or ground-leased by the Company, exercisable upon the Company's intended disposition of such property. Mr. Peter C. Brown, Chairman of the Board, Chief Executive Officer, President and a Director of the Company is also the Chairman of the Board of Trustees of EPT.

    For a description of certain employment agreements between the Company and Messrs. Peter C. Brown, Philip M. Singleton, Richard M. Fay, Richard T. Walsh, John McDonald and Stanley H. Durwood, see "Employment Contracts, Termination of Employment and Change in Control Arrangements."

    Lathrop & Gage L.C., a law firm of which Mr. Raymond F. Beagle, Jr. is a member, renders legal services to the Company and its subsidiaries. During fiscal 2000, the Company paid Lathrop & Gage L.C. $2,617,000 for such services.

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors recommends that the stockholders ratify the appointment of PricewaterhouseCoopers LLP as independent accountants to audit the financial statements of the Company for the fiscal year ending March 29, 2001. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders, and if present, will have the opportunity to make a statement if they wish, and are expected to be available to respond to appropriate questions from stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 29, 2001.

3. OTHER MATTERS TO COME BEFORE THE MEETING

    No other matters are intended to be brought before the meeting by the Company nor does the Company know of any matters to be brought before the meeting by others. If, however, any other matters properly come before the meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of management on any such matters.

    Stockholders who wish to present proposals for action at the Annual Meeting of Stockholders to be held in 2001 should submit their proposals to the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the Company no later than July 12, 2001 for consideration for inclusion in the next year's Proxy Statement and proxy. In addition, proxies solicited by management may confer discretionary authority to vote on matters which are not included in the proxy statement but which are raised at the Annual Meeting by stockholders, unless the Company receives written notice at such address of such matters on or before September 25, 2001.

                                    By order of the Board of Directors

                                    [SIGNATURE]

                                    Nancy L. Gallagher
                                    Vice President and Secretary

REQUESTS FOR ANNUAL REPORT

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR FISCAL 2000 WILL BE SENT TO STOCKHOLDERS UPON REQUEST WITHOUT CHARGE. REQUESTS SHOULD BE MADE TO THE DIRECTOR OF INVESTOR RELATIONS, AMC ENTERTAINMENT INC., P.O. BOX 219615, KANSAS CITY, MISSOURI 64121-9615.

                             AMC ENTERTAINMENT INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                          AMC Town Center 20 Theatres
                                   11701 Nall
                                Leawood, Kansas

                          Thursday, November 30, 2000
                             11:00 a.m. local time

                                VOTE BY INTERNET

      YOUR INTERNET VOTE IS QUICK, CONVENIENT AND YOUR VOTE IS IMMEDIATELY SUBMITTED. JUST FOLLOW THESE EASY STEPS:

         1.   Read the accompanying Proxy Statement.

         2. Visit our Internet Voting site at http://www.umb.com/proxy and follow the instructions on the screen.

      Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. Please note that all votes cast by Internet must be submitted prior to 5:00 p.m. Central Time, November 29, 2000.

       IF YOU VOTE BY INTERNET, PLEASE DO NOT RETURN YOUR PROXY BY MAIL.

                            THANK YOU FOR YOUR VOTE.

                       Cut or tear along perforated edge.

--------------------------------------------------------------------------------

                             AMC ENTERTAINMENT INC.
               106 WEST 14TH STREET   KANSAS CITY, MISSOURI 64105
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Messrs. Peter C. Brown and Paul E. Vardeman, jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the Common Stock of AMC Entertainment Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on November 30, 2000 and at any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PROPOSALS:

    1. Election of Directors:             FOR all nominees listed.              WITHHOLD AUTHORITY
                                          (EXCEPT AS MARKED TO THE CONTRARY)    TO VOTE FOR ALL NOMINEES LISTED. / /
                                          / /

    NOMINEES. Messrs. W. Thomas Grant, II and Charles S. Paul
    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE
    PROVIDED BELOW.
    ----------------------------------------------------------------------------------------------------------------

    2. PROPOSAL TO ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending March 29, 2001.

                  FOR / /                             AGAINST / /                           ABSTAIN / /

    3. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.

                (Continued and to be signed on the reverse side)

                             AMC ENTERTAINMENT INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                          AMC Town Center 20 Theatres
                                   11701 Nall
                                Leawood, Kansas

                          Thursday, November 30, 2000
                             11:00 a.m. local time

                                VOTE BY INTERNET

      YOUR INTERNET VOTE IS QUICK, CONVENIENT AND YOUR VOTE IS IMMEDIATELY SUBMITTED. JUST FOLLOW THESE EASY STEPS:

         1.   Read the accompanying Proxy Statement.

         2. Visit our Internet Voting site at http://www.umb.com/proxy and follow the instructions on the screen.

      Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. Please note that all votes cast by Internet must be submitted prior to 5:00 p.m. Central Time, November 29, 2000.

       IF YOU VOTE BY INTERNET, PLEASE DO NOT RETURN YOUR PROXY BY MAIL.

                            THANK YOU FOR YOUR VOTE.

                       Cut or tear along perforated edge.

--------------------------------------------------------------------------------

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES NAMED AND "FOR" PROPOSAL 2.

                                                              Please date and sign exactly as name appears. When
                                                              shares are held by joint tenants, both must sign. When
                                                              signing as an attorney, executor, administrator, trustee
                                                              or guardian, please give full title as such. If a
                                                              corporation, please sign in full corporate name by
                                                              President or other authorized officer. If a partnership,
                                                              please sign in partnership name by authorized person.

                                                              Date --------------------------------------------
                                                                                                                , 2000

                                                              Signature
                                                              ----------------------------------------

                                                              Signature (if held jointly)
                                                              ----------------------------

                                                              PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                                                              PROMPTLY USING THE ENCLOSED ENVELOPE.